As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0454924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Santa Clara, California 95054

(Address of Principal Executive Offices, including Zip Code)

2001 Stock Incentive Plan

2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Rajeev Madhavan

Chairman of the Board and Chief Executive Officer

Magma Design Automation, Inc.

5460 Bayfront Plaza

Santa Clara, California 95054

(408) 565-7500

(Name, Address and Telephone Number of Agent For Service)

Copies to:

Horace L. Nash, Esq.

Nicole A. Black, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041 (650) 988-8500

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.0001 par value

To be issued under the 2001 Stock Incentive Plan	2,522,103	(2)	$26.30(4)	$66,331,309	$ 8,404

To be issued under the 2001 Employee Stock Purchase Plan	999,925	(3)	$22.36(4)	$22,358,323	$ 2,833

Total	3,522,028		N/A	N/A	$11,237

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Represents shares automatically reserved for issuance upon the exercise of stock options that may be granted under the 2001 Stock Incentive Plan.
(3)	Represents shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2001 Employee Stock Purchase Plan.
(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high and low sales prices of Magma Common Stock reported on the Nasdaq National Market on January 23, 2004. For the 2001 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under that plan.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement on Form S-8 registers 2,522,103 additional shares of common stock automatically reserved for issuance under the Registrant’s 2001 Stock Incentive Plan and 999,925 shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the 2001 Employee Stock Purchase Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Forms S-8 filed with the Securities and Exchange Commission on August 29, 2003 (Registration No. 333-108348), July 12, 2002 (Registration No. 333-92324) and November 30, 2001 (Registration No. 333-74278).

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.2	Certificate of Correction to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.3	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.4	Amended and Restated Investor’s Right Agreement, dated July 31, 2001, by and among the Registrant and the parties that are signatories thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Registrant’s Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-60838)).
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
23.2	Independent Auditors’ Consent.
24.1	Power of Attorney (see page 3 hereto).
99.1	Registrant’s 2001 Stock Incentive Plan, as amended through August 29, 2003. (Incorporated by reference to Exhibit No. 10.1 of Registrant’s Form 10-Q for the quarter ended September 30, 2003 filed on November 14, 2003).
99.2	Registrant’s 2001 Employee Stock Purchase Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Clara, state of California, on the 29th day of January, 2004.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ Rajeev Madhavan

Rajeev Madhavan Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Rajeev Madhavan and Gregory C. Walker, and each of them acting individually, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ RAJEEV MADHAVAN Rajeev Madhavan	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 29, 2004

Principal Financial Officer And Principal Accounting Officer:

/s/ GREGORY C. WALKER Gregory C. Walker	Senior Vice President—Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	January 29, 2004

Additional Directors:

/s/ ROY E. JEWELL Roy E. Jewell	President, Chief Operating Officer and Director	January 29, 2004

/s/ TIMOTHY J. NG Timothy J. Ng	Director	January 29, 2004

Mark W. Perry	Director

/s/ THOMAS M. ROHRS Thomas M. Rohrs	Director	January 29, 2004

/s/ CHET SILVESTRI Chet Silvestri	Director	January 29, 2004

Kevin Eichler	Director

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Exhibit Index

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.2	Certificate of Correction to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.3	Registrant’s Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.4	Amended and Restated Investor’s Right Agreement, dated July 31, 2001, by and among the Registrant and the parties that are signatories thereto (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 10-K for the year ended March 31, 2002 filed on June 28, 2002).
4.5	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 in the Registrant’s Amendment No. 6 to the Registration Statement on Form S-1 (File No 333-60838)).
5.1	Opinion of Fenwick & West LLP.
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).
23.2	Independent Auditors’ Consent.
24.1	Power of Attorney (see page 3 hereto).
99.1	Registrant’s 2001 Stock Incentive Plan, as amended through August 29, 2003. (Incorporated by reference to Exhibit No. 10.1 of Registrant’s Form 10-Q for the quarter ended September 30, 2003 filed on November 14, 2003).
99.2	Registrant’s 2001 Employee Stock Purchase Plan, as amended.

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